Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 of our report dated June 10, 2010, appearing in this Annual Report on Form 11-K of Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan for the year ended December 31, 2009.

Deloitte & Touche LLP

Minneapolis, Minnesota
June 10, 2010